UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 26, 2022

Redfin Corporation
(Exact name of registrant as specified in its charter)

Delaware		001-38160	74-3064240
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)
1099 Stewart Street, Suite 600
Seattle	WA		98101
(Address of principal executive offices)			(Zip Code)

(206)	576-8333
Registrant's telephone number, including area code

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RDFN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective January 26, 2022, our board of directors (our “Board”) amended and restated our restated bylaws (as so amended and restated, the “Restated Bylaws”) to implement the following changes:
•Proxy Access: permitting a stockholder, or a group of up to 20 stockholders, owning an aggregate of at least 3% of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials for an annual meeting of stockholders director nominees constituting up to the greater of two individuals or 20% of the number of directors serving on our Board on the last day on which a notice of such nomination may be submitted, subject to certain reductions. Stockholder(s) and the nominee(s) must also satisfy certain requirements.

•Majority Voting Standard in Uncontested Elections: changing the voting standard for uncontested director elections from a plurality voting standard to a majority voting standard, such that a nominee would only be elected if he or she receives more votes “for” than “against” his or her election. A plurality voting standard remains applicable to contested elections. Also on January 26, 2022, we updated our Corporate Governance Guidelines to provide that any incumbent director seeking reelection in an uncontested election must submit an irrevocable offer of resignation that becomes effective upon (i) such director not receiving more votes "for" than "against" and (ii) our Board's acceptance of such resignation.

•Other Changes: updating the procedural and information requirements for stockholders to submit director nominations and stockholder proposals, providing that directors will be elected as set forth in our certificate of incorporation, specifying further the powers of our Board and the chairperson of a stockholder meeting over the conduct of such meeting, specifying director confidentiality obligations, permitting special meetings of our Board to be called on less than 24 hours’ notice if the person calling the meeting deems it necessary or appropriate, and allowing our Board to operate with reduced procedural requirements and to take other actions during an emergency, disaster or catastrophe.

The Restated Bylaws also contain conforming, clarifying, and updating changes to supplement the above amendments, as well as certain other routine, technical, and non-substantive updates and revisions. The description above of the amendments does not purport to be complete and is qualified by reference to the Restated Bylaws, which is filed as exhibit 3.1 to this Form 8-K and incorporated in this Item 5.03 by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Restated Bylaws
104	Cover page interactive data file, submitted using inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Redfin Corporation
(Registrant)

Date: January 26, 2022	/s/ Chris Nielsen
Chris Nielsen Chief Financial Officer